Exhibit 10.5

AMENDMENT 2009-1
TO THE
AMENDED AND RESTATED 2005 EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of April 13, 2009, between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”) and John B. Henneman, III (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into the Amended and Restated 2005 Employment Agreement, dated as of December 19, 2005, (as amended from time to time, the “Employment Agreement”), that sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, as of January 2, 2008, the Company and Executive entered into Amendment 2008-1 to the Employment Agreement (“Amendment 2008-1”) to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder;

WHEREAS, as of December 18, 2008, the Company and Executive entered into Amendment 2008-2 to the Employment Agreement (“Amendment 2008-2”) to extend the term of Executive’s employment and to modify certain other provisions of the Employment Agreement;

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein; and

WHEREAS, Section 17(a) of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written agreement between the Company and Executive.

NOW, THEREFORE, the Company and Executive hereby agree that, effective as of April 13, 2009, the Employment Agreement shall be amended as follows:

1. Clause (5) of Subsection 1(h) of the Employment Agreement is hereby amended by adding the following proviso at the end of such Section:

“provided, however, that, notwithstanding the foregoing, Executive hereby expressly consents to the reduction of Executive’s Base Salary to the Reduced Base Salary for the 2009 Reduced Pay Period as set forth in Section 5 and the amendments to Section 6 of this Agreement as set forth in Amendment 2009-1 hereto, and Executive hereby acknowledges and agrees that neither such Base Salary reduction nor such amendments shall constitute “Good Reason” for purposes of this Agreement or any other agreement.”

2. Section 5 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“5. Compensation. As of January 1, 2009, Executive’s base salary rate is equal to $475,000 per annum, and as of January 1, 2010, Executive’s base salary rate shall be equal to $500,000 per annum (such base salary, as may be increased from time to time, the “Base Salary”). Notwithstanding the foregoing, effective for the period commencing on the first day of the first full pay period of the Company on or after April 13, 2009 and ending on December 31, 2009 (the “2009 Reduced Pay Period), Executive’s Base Salary shall be reduced to $450,000 per annum (the “Reduced Base Salary”); provided further, that, for purposes of determining any bonus or severance amounts payable to Executive pursuant to Sections 6, 12 or 15 hereof, Executive’s “Base Salary” shall at all times, including during the 2009 Reduced Pay Period, refer to Executive’s Base Salary (and not the Reduced Base Salary). Executive’s Base Salary shall be payable in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time. Executive’s Base Salary shall be subject to annual reviews, but may not be decreased without Executive’s express written consent.”

3. The following provisions are hereby added to the end of Section 6 of the Employment Agreement:

“Notwithstanding anything herein to the contrary,

(a)	with respect to the Company’s 2008 fiscal year, on April 13, 2009, the Company shall pay Executive a bonus in restricted shares of common stock of the Company (the “Special FY 2008 Restricted Stock Award”). The Special FY 2008 Restricted Stock Award shall, subject to Executive’s continued employment with the Company, vest with respect to 100% of the underlying shares on March 15, 2010, and shall be subject to the terms and conditions set forth in the Restricted Stock Agreement substantially in the form attached as Exhibit B hereto and the Company’s Amended and Restated 2003 Equity Incentive Plan; and

(b)	with respect to the Company’s 2009 fiscal year, if the applicable performance goals determined by the Board or the Compensation Committee for such year are satisfied, the Company shall pay Executive a bonus pursuant to this Section 6 in restricted shares of common stock of the Company (the “Special FY 2009 Restricted Stock Award”). Any Special FY 2009 Restricted Stock Award that becomes payable to Executive shall be awarded during the period commencing on January 1, 2010 and ending not later than April 1, 2010 and shall be subject to Executive’s continued employment with the Company until the date that such award is made. Any Special FY 2009 Restricted Stock Award paid to Executive shall, subject to Executive’s continued employment with the Company, vest with respect to 100% of the underlying shares on December 31, 2010, and shall be subject to the terms and conditions set forth in the Restricted Stock Agreement substantially in the form attached as Exhibit B hereto and the Company’s Amended and Restated 2003 Equity Incentive Plan.

The Special FY 2008 Restricted Stock Award and the Special FY 2009 Restricted Stock Award are not intended to be in lieu of, and shall not affect Executive’s rights to, any other equity compensation.”

4. In all respects not modified by this Amendment 2009-1, the Employment Agreement, Amendment 2008-1 and Amendment 2008-2 are hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, Company and Executive agree to the terms of the foregoing Amendment 2009-1, effective as of the date set forth above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By: /s/ Stuart M. Essig
Name: Stuart M. Essig
Title: President and Chief Executive Officer

EXECUTIVE

/s/ John B. Henneman, III
John B. Henneman, III

Exhibit B

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Award Agreement”), dated as of        (the “Award Date”), is made by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and       , an employee of the Company (or one or more of its Related Corporations or Affiliates), hereinafter referred to as the “Participant”:

WHEREAS, the Company maintains the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan, as amended (the “Plan”), and wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made part of this Award Agreement; and

NOW, THEREFORE, in consideration of the various covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan or, as indicated herein, in that certain Amended and Restated Employment Agreement dated as of December 19, 2005 between the Company and the Participant, as amended (the “Employment Agreement”), as applicable. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 Restricted Stock. “Restricted Stock” shall mean        shares of Common Stock of the Company issued under this Award Agreement and subject to the Restrictions imposed hereunder.

Section 1.2 Restrictions. “Restrictions” shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under the Plan and this Award Agreement.

Section 1.3 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.4 Secretary. “Secretary” shall mean the Secretary of the Company.

Section 1.5 Termination of Service. “Termination of Service” shall mean the time when the Participant ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability, but excluding a termination where the Participant is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.

Section 1.6 Vested Shares. “Vested Shares” shall mean the shares of Restricted Stock which are no longer subject to the Restrictions by reason of Section 3.2.

Section 1.7 Vesting Date. “Vesting Date” shall mean [March 15, 2010 (for the Special FY 2008 Restricted Stock Award)] [December 31, 2010 (for the Special FY 2009 Restricted Stock Award)].

ARTICLE II.
ISSUANCE OF RESTRICTED STOCK

Section 2.1 Issuance of Restricted Stock. On the date hereof the Company issues to the Participant the Restricted Stock subject to the Restrictions and other conditions set forth in this Award Agreement. The Company shall cause the Restricted Stock to be issued in the name of the Participant or held in book entry form, but if a stock certificate is issued it shall be delivered to and held in custody by the Company until the Restrictions lapse or such Restricted Stock is forfeited. As a further condition to the Company’s obligations under this Award Agreement, the Participant’s spouse, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A.

Section 2.2 Restrictions. Until vested pursuant to Section 3.2, the Restricted Stock shall be subject to forfeiture as provided in Section 3.1 and may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

Section 2.3 Voting and Dividend Rights. The Participant, shall have all the rights of a stockholder with respect to his Restricted Stock, including the right to vote the Restricted Stock, except that the Participant shall have the right to receive all dividends or other distributions paid or made with respect to only those outstanding vested shares of Common Stock.

ARTICLE III.
RESTRICTIONS

Section 3.1 Forfeiture. Upon the Participant’s Termination of Service, the Participant’s rights in Restricted Stock that has not yet vested pursuant to Section 3.2 shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration (and, in the event that certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant).

Section 3.2 Termination of Restrictions. The Restrictions shall terminate and lapse, and such shares shall vest in the Participant and become Vested Shares on the Vesting Date as provided in Section 3.3, provided that the Participant has continued to serve as an employee or an Associate from the Award Date to and including the Vesting Date. Notwithstanding the foregoing, upon a Change in Control, or in the event that the Participant’s employment is terminated by the Company without Cause, by the Participant for Good Reason, or as a result of the Participant’s death or Disability (each as defined in the Employment Agreement), all Restrictions on outstanding shares of Restricted Stock shall thereupon lapse and all outstanding shares of Restricted Stock shall become Vested Shares.

Section 3.3 Lapse of Restrictions. Upon the Vesting Date, the Company shall issue new certificates evidencing the Vested Shares and deliver such certificates to the Participant or his legal representative, or record such Vested Shares in book entry form, free from the legend provided for in Section 4.2 and any of the other Restrictions; provided, however, such certificates shall bear any other legends and such book entry accounts shall be subject to any other restrictions as the Company may determine are required to comply with Section 4.6. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Award Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have satisfied the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the lapse of the Restrictions in accordance with Section 4.3.

ARTICLE IV.
MISCELLANEOUS

Section 4.1 No Additional Rights. Nothing in this Award Agreement or in the Plan shall confer upon any person any right to a position as an Associate or continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate the services of an individual at any time.

Section 4.2 Legend. Any certificates representing shares of Restricted Stock issued pursuant to this Award Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.3, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN INTEGRA LIFESCIENCES HOLDINGS CORPORATION AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE ENCUMBERED OR DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION AT 311 ENTERPRISE DRIVE, PLAINSBORO, NEW JERSEY 08536.

Section 4.3 Tax Withholding. On the Vesting Date, the Company shall notify the Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. Subject to any applicable legal conditions or restrictions, the Company shall withhold from the shares of Restricted Stock a number of whole shares of common stock having a fair market value, determined as of the Vesting Date, not in excess of the minimum of tax required to be withheld by law.

Section 4.4 Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

Section 4.6 Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.7 Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.

Section 4.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

*****

IN WITNESS HEREOF, this Award Agreement has been executed and delivered by the parties hereto.

THE PARTICIPANT	INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By

[Name]	Name:
c/o Integra LifeSciences Corporation	Title:

311 Enterprise Drive
Plainsboro, NJ 08536

EXHIBIT A
CONSENT OF SPOUSE

I,       , spouse of       , have read and approve the foregoing Award Agreement. In consideration of granting of shares of Integra LifeSciences Holdings Corporation to my spouse as set forth in the Award Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Award Agreement and agree to be bound by the provisions of the Award Agreement insofar as I may have any rights in said Award Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Award Agreement.

Dated:       ,

[Spouse’s Name]